EXHIBIT 3.1.1

BARBARA K. CEGRASKE
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4620
(775) 684-5708
Website:  www.nvsos.gov

CERTIFICATE OF DESIGNATION (PURSUANT TO NRS 78-1955)	Filed in the Office of Barbara K. Cegavsker, Secretary of State, State of Nevada Document Number 20150032682-49 Filing Date and Time 01/23/2015 2:45 PM Entity Number E023382011-1

Certificate of DesignationFor
Nevada Profit Corporations
(Pursuant to NRS 78-1955)

1.  Name of Corporation:     SERVICE TEAM INC.

2.  By resolution of the board of directors pursuant to a provision in the articles of incorproation this certificate estalishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.
DESIGNATIONOF A SERIES OF PERFERRED STOCK     The shares of such series shall be designated as the "Series A Preferred Stock" and the number of shares condtituting such seriis shall be 100,000 having a par value of $0.001.
DIVIDENDS.       The holders of Series A Preferred Stock shall not be enttiled to receive dividends paid on the common stock.
LIQUIDATION AND PREFERENCE.    The holders of the Series A Preferred Stock shall not be entitled to any liquidation preference.
VOTING.       Series A Preference Stock shall have five hundred (500)  votes per share in any matters voted on by the shareholders.  This compares to common stock that has only one (1) vote per share.
CONVERSION RIGHTS.     The shares of the Series A Preferred Stock shall have no conversion rights.
TRANSFER ABILITY.     The holders of Series A Preferred Stock shall have the right to transfer any shares of their Series A Preferred Stock to any other party.
3.  Effective date of filing:  (optional)
(must not be later than 90 days after the certificate is filed)
4.  Signature:  (required)

/s/ Robert L. Cashman
Signature of Officer

Filing Fee: $175.00

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

January 23, 2015

Job Number: C20150126-0329
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20150032682-49	Certificate of Designation	1 Pages/1 Copies

Respectfully,

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Diana Speltz
Certificate Number: C20150126-0329
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Designation

(PURSUANT TO NRS 78.1955)

Filed in the office of	Document Number 20150032682-49
Barbara K. Cegavske	Filing Date and Time 01/23/2015 2:45 PM
Barbara K. Cegavske Secretary of State State of Nevada	Entity Number E0323382011-1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

SERVICE TEAM INC

3. Effective date of filing: (optional)

4. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Designation
Revised: 1-5-15